Exhibit 99.1

Kenexa Announces Financial Results for Second Quarter 2008

WAYNE, Pa. – August 4, 2008 – Kenexa (Nasdaq: KNXA), a global provider of talent acquisition and retention solutions, today announced its operating results for the second quarter ended June 30, 2008.

For the second quarter of 2008, Kenexa reported total revenue of $56.4 million, representing an increase of 25% over the $45.2 million recorded for the second quarter of 2007. Subscription revenue was $43.7 million for the second quarter of 2008, an increase of 18% compared to the second quarter of 2007, while professional services and other revenue was $12.7 million for the second quarter of 2008, an increase of 57% over the same period of 2007.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “We were pleased with the company’s financial performance in light of the current macro-economic environment. The combination of solid sequential growth and integration of Quorum International enabled Kenexa to become the first independent talent management vendor to pass the $200 million in annualized revenue level during the second quarter. We continue to focus on innovation, adding new preferred partner customers and growing our relationships, expanding our global footprint and, ultimately, gaining market share.”

Kenexa’s income from operations, determined in accordance with generally accepted accounting principles (GAAP), was $7.9 million for the three months ended June 30, 2008, compared with $7.9 million for the corresponding period of 2007. GAAP net income was $6.0 million or $0.26 per diluted share for the quarter, compared to $5.8 million or $0.23 per diluted share for the same period of 2007.

Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles associated with our acquisitions, was a record $10.9 million for the three months ended June 30, 2008, representing a 19% non-GAAP operating margin and an increase compared to $9.2 million in the year ago period. Non-GAAP net income was $9.0 million, or $0.39 per diluted share, for the quarter ended June 30, 2008, an increase from $0.28 in the year ago period. Results for the second quarter include a charge of approximately $0.3 million related to the relocation of Kenexa’s office in India.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash, cash equivalents and short and long-term investments of $49.3 million at June 30, 2008, a decrease from $68.1 million at the end of the prior quarter. The decrease was the result of approximately $20 million used in the acquisition of Quorum International and approximately $5 million in cash used to repurchase the company’s common shares during the quarter. The Company generated $12.9 million in positive cash from operations during the second quarter, and deferred revenue ended the quarter at $38.7 million, an increase compared to $37.5 million at the end of the first quarter 2008.

Don Volk, Chief Financial Officer of Kenexa, stated, “During the second quarter, the Company generated record non-GAAP operating income and we continued to return capital back to shareholders in the form of share buybacks. We remain committed to protecting and driving our profitability and using our cash flow to enhance shareholder value.”

Other Second Quarter and Recent Business Highlights

•	More than 50 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•	The average annual revenue from the Company’s top 80 customers was greater than $1.4 million, up from the $1.3 million level at the end of the prior quarter.

•	Positioned in Leaders Quadrant of the “Magic Quadrant for e-Recruitment Software” report by Gartner, Inc.

•

Kenexa launched the latest release of Kenexa Recruiter® BrassRing, the Company’s on-demand talent management system tailored for global organizations to source and track employment candidates throughout the hiring process.

•	Expanded its Talent Acquisition capabilities to include additional global support, increased multilingual and global sourcing capabilities and job family expertise.

•	Released Kenexa Cultural Fit™ and Kenexa Compatibility Fit™, web-based assessment tools designed to increase retention, decrease turnover, and increase organizational and job commitment.

•

Unveiled Kenexa Performance Indicators™ (KPI), a web-based suite of pre-employment assessment tools designed to identify prospective employees who have a propensity to be engaged, to work well in a team and to demonstrate excellent customer service orientation.

•

Launched SimsSJT™ Customer Service, the new online simulation platform designed to assess customer service aptitude. SimSJT engages candidates in a virtual 3D environment that measures knowledge of roles associated with excellent customer service – greeting, anticipating, information exchange, task performance, empathy, solving problems, adding value/upgrading and follow-up.

Business Outlook

Based on information as of today, August 4, 2008, the Company is issuing guidance for the third quarter and full year 2008 as follows:

Third Quarter 2008: The Company expects revenue to be $57 million to $59 million, subscription revenue to represent the upper 70% range as a percentage of total revenue and non-GAAP operating income to be $11.4 million to $11.8 million. Assuming a 25% effective tax rate for reporting purposes and 22.8 million shares outstanding, Kenexa expects its non-GAAP net income per diluted share to be $0.38 to $0.39.

Full Year 2008: The Company expects total revenue to be $225 million to $230 million, subscription revenue to represent the upper 70% range as a percentage of total revenue and non-GAAP operating income to be $45.2 million to $46.2 million. Assuming a 25% effective tax rate and 23 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $1.52 to $1.55. Full year 2008 results include a one-time expense of $2.3 million, which will be recognized over the course of the year, associated with the opening of a new office location in India in the first quarter.

Conference Call Information

Kenexa will host a conference call today, August 4, 2008, at 5:00 pm (Eastern Time) to discuss the Company’s financial results and financial guidance. To access this call, dial 888-262-8973 (domestic) or 913-312-0685 (international). A replay of this conference call will be available through August 11, 2008, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 9001834. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, (www.kenexa.com) and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements may contain, among other things, guidance as to future revenue and earnings, operations, expected benefits from acquisitions, prospects of the business generally, intellectual property and the development of products. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions. Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Kenexa believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Kenexa’s financial condition and results of operations. The Company’s management uses these non-GAAP results to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors.

Management of the Company does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of such non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Kenexa urges investors and potential investors in the Company’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Kenexa presents the following non-GAAP financial measures in this press release: non-GAAP income from operations before income taxes and interest income or expense; non-GAAP net income; non-GAAP sales and marketing expense; non-GAAP general and administrative expense; non-GAAP research and development expense; non-GAAP net income per diluted earnings per share; and non-GAAP effective tax as described below. The Company’s non-GAAP financial measures exclude stock-based compensation and amortization of acquired intangible assets related to the Company’s acquisitions.

Stock-based compensation. Stock-based compensation consists of expenses for stock options and stock awards that the Company began recording in accordance with SFAS 123(R) during the first quarter of 2006. Stock-based compensation was $1.5 million for the three months ended June 30, 2008 and $1.1 million for the three months ended June 30, 2007. Stock-based compensation expenses are excluded in the Company’s non-GAAP financial measures because share-based compensation amounts are difficult to forecast. This is due in part to the magnitude of the charges which depends upon the volume and timing of stock option grants, which are unpredictable and can vary dramatically from period to period, and external factors such as interest rates and the trading price and volatility of the Company’s common stock. The Company believes that this exclusion provides meaningful supplemental information regarding the Company’s operating results because these non-GAAP financial measures facilitate the comparison of results for future periods with results from past periods. The dilutive effect of all outstanding options is included in the calculation of diluted earnings per share on both a GAAP and a non-GAAP basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. Amortization of acquired intangible assets was $1.6 million for the three months ended June 30, 2008, and $0.2 million for the three months ended June 30, 2007, respectively. Amortization of acquired intangible assets is excluded from the Company’s non-GAAP financial measures because the Company believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Each of non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, and estimated non-GAAP effective tax rate are each components necessary to calculate non-GAAP income from operations before income taxes and interest income, non-GAAP net income from operations and non-GAAP diluted earnings per share and are calculated by adjusting the corresponding GAAP measure for the applicable period by the applicable portion of stock-based compensation and amortization of acquired intangible assets.

About Kenexa

Kenexa (NASDAQ:KNXA) is a global leader in building the world’s greatest workforces using a combination of software, employee research science and business process optimization. Kenexa’s global solutions include applicant tracking, onboarding, recruitment process outsourcing, employment branding, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, PA. (outside Philadelphia). Additional information about Kenexa and its global products and services can be accessed at www.kenexa.com.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

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Contact

MEDIA CONTACT:

Sarah Teten Kenexa (800) 391-9557 sarah.teten@kenexa.com	Jeanne Achille The Devon Group (732) 224-1000, ext. 11 jeanne@devonpr.com

INVESTOR CONTACT:

Kori Doherty

ICR

(617) 956-6730

kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$23,105	$38,032
Short-term investments	8,300	58,423
Accounts receivable, net of allowance for doubtful accounts of $1,860 and $761	38,835	31,893
Unbilled receivables	8,628	2,423
Income tax receivable	—	2,008
Deferred income taxes	2,911	2,399
Prepaid expenses and other current assets	5,285	3,356

Total current assets	87,064	138,534

Long-term investments	17,878	—
Property and equipment, net of accumulated depreciation	23,761	17,620
Software, net of accumulated amortization	3,600	1,557
Goodwill	187,785	173,502
Intangible assets, net of accumulated amortization	16,430	10,134
Deferred financing costs, net of accumulated amortization	513	663
Other assets	8,203	5,879

Total assets	$345,234	$347,889

Liabilities and Shareholders’ equity
Current liabilities
Accounts payable	$5,291	$5,812
Notes payable, current	40	49
Commissions payable	974	1,025
Accrued compensation and benefits	7,291	8,363
Other accrued liabilities	13,812	6,298
Deferred revenue	38,741	35,076
Capital lease obligations	218	140

Total current liabilities	66,367	56,763

Capital lease obligations, less current portion	144	94
Notes payable, less current portion	57	73
Deferred income taxes	7,214	3,246
Other noncurrent liabilities	74	65

Total liabilities	73,856	60,241

Commitments and Contingencies
Shareholders’ equity
Preferred stock, par value $0.01; 100,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value; 100,000,000 shares authorized; 22,544,545 and 24,032,446 and shares issued, respectively	225	240
Additional paid-in capital	266,944	291,942
Accumulated other comprehensive (loss) income	(589)	1,407
Retained earnings / Accumulated deficit	4,798	(5,941)

Total shareholders’ equity	271,378	287,648

Total liabilities and shareholders’ equity	$345,234	$347,889

Kenexa Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Subscription	$43,668	$37,009	$82,824	$71,696
Other Revenue	12,773	8,155	21,824	15,685

Total revenue	56,441	45,164	104,648	87,381
Cost of revenue	17,173	12,600	30,278	24,032

Gross profit	39,268	32,564	74,370	63,349

Operating expenses:
Sales and marketing	10,988	9,094	20,877	17,324
General and administrative	12,845	9,765	24,838	19,436
Research and development	4,307	4,297	8,849	8,620
Depreciation and amortization	3,278	1,477	5,429	2,907

Total operating expenses	31,418	24,633	59,993	48,287
Income from operations	7,850	7,931	14,377	15,062
Interest income	320	974	961	1,097

Income from operations before income taxes	8,170	8,905	15,338	16,159
Income tax expense	2,205	3,092	4,599	5,650

Net income	$5,965	$5,813	$10,739	$10,509

Basic net income per share	$0.26	$0.23	$0.47	$0.43

Weighted average shares used to compute net income per share - basic	22,596,510	25,326,997	23,004,791	24,690,936

Diluted net income per share	$0.26	$0.23	$0.46	$0.42

Weighted average shares used to compute net income per share - diluted	22,819,042	25,743,996	23,229,123	25,116,145

Non-GAAP income from operations and net income excludes stock-based compensation and amortization of intangibles:

	Three Months Ended
	2008	2007
	(unaudited)	(unaudited)
Non-GAAP income from operations reconciliation:
Income from operations	$7,850	$7,931

Add back:
Stock-based compensation expense	1,459	1,069
Amortization of intangibles associated with acquisitions	1,577	221

Non-GAAP income from operations	$10,886	$9,221

Non-GAAP income from operations as a percentage of revenue	19%	20%
Weighted average shares used to compute net income per share - basic	22,596,510	25,326,997

Dilutive effect of options and restricted stock units	222,532	416,999

Weighted average shares used to compute net income per share - diluted	22,819,042	25,743,996

Net income	$5,965	$5,813

Add back:
Stock-based compensation expense	1,459	1,069
Amortization of intangibles associated with acquisitions	1,577	221

Non-GAAP net income	$9,001	$7,103

Non-GAAP net income per diluted share	$0.39	$0.28

Non-GAAP tax rate calculation
Income from operations after interest income and before income taxes	8,170	8,905

Add back:
Stock-based compensation expense	1,459	1,069
Amortization of intangibles associated with acquisitions	1,577	221

Non-GAAP Income from operations before income taxes	11,206	10,195

Income tax expense on operations	2,205	3,092

Non-GAAP tax rate	20%	30%

Other Non-GAAP measures referenced on earnings call excludes stock based compensation:
Gross profit	$39,268	$32,564
Add: stock-based compensation expense	87	39

Non-GAAP gross profit	$39,355	$32,603

Sales and marketing	$10,988	$9,094
Less: stock-based compensation expense	(284)	(272)

Non-GAAP sales and marketing	$10,704	$8,822

General and administrative	$12,845	$9,765
Less: stock-based compensation expense	(961)	(700)

Non-GAAP general and administrative	$11,884	$9,065

Research and development	$4,307	$4,297
Less: stock-based compensation expense	(127)	(58)

Non-GAAP research and development	$4,180	$4,239

Kenexa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended June 30,
	2008	2007
Cash flows from operating activities
Net Income from operations	$10,739	$10,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,429	2,907
Non-cash interest expense	—	9
Share-based compensation expense	3,173	1,784
Excess tax benefits from share-based payment arrangements	(159)	(1,326)
Amortization of deferred financing costs	150	584
Bad debt expense	205	70
Deferred income taxes (benefit)	942	(1,874)
Changes in assets and liabilities
Accounts and unbilled receivables	(3,065)	(1,817)
Prepaid expenses and other current assets	(1,695)	410
Income taxes receivable	2,008	—
Other long-term assets	(1,865)	(335)
Accounts payable	(1,480)	331
Accrued compensation and other accrued liabilities	(1,577)	591
Commissions payable	(51)	(268)
Deferred revenue	3,664	730
Other liabilities	8	(115)

Net cash provided by operations	16,426	12,190

Cash flows from investing activities
Purchases of property and equipment	(11,393)	(4,610)
Purchases of available-for-sale securities	(22,732)	(79,450)
Sales of available-for-sale securities	53,785	—
Acquisitions, net of cash acquired	(21,526)	(8,849)
Net cash deposited in escrow for acquisitions	(80)	(1,200)

Net cash used in investing activities	(1,946)	(94,109)

Cash flows from financing activities
Net repayments under line of credit agreement	—	(65,000)
Repayments of notes payable	(25)	(58)
Proceeds from common stock issued through Employee Stock Purchase Plan	174	91
Repurchase of common shares	(29,842)	—
Excess tax benefits from share-based payment arrangements	159	1,326
Net Proceeds from public offering	—	130,471
Deferred financing costs	—	(102)
Net Proceeds from option exercises	274	1,525
Repayment of capital lease obligations	(115)	(115)

Net cash (used in) provided by financing activities	(29,375)	68,138

Effect of exchange rate changes on cash and cash equivalents	(32)	459
Net decrease in cash and cash equivalents	(14,927)	(13,322)
Cash and cash equivalents at beginning of year	38,032	42,502

Cash and cash equivalents at end of period:	$23,105	$29,180

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$87	$622
Income taxes	$1,686	$1,009
Income tax receivable applied against estimated tax payments	$2,008	$—
Noncash investing and financing activities
Capital Leases	$253	$19
Stock issuance for acquisition	$—	$3,174
Stock issuance for earn out	$1,050	$650